Exhibit 99.1

FOR FURTHER INFORMATION CONTACT:

David J. Fallon

Vice President – Chief Financial Officer

Franklin, Tennessee

615-771-3100

FOR IMMEDIATE RELEASE

THURSDAY, MAY 1, 2014

CLARCOR COMPLETES ACQUISITION OF

STANADYNE FILTRATION BUSINESS

Franklin TN – May 1, 2014 – CLARCOR Inc. (NYSE: CLC) today announced that it has completed the acquisition of the filtration business of Stanadyne Corporation, a transaction that was announced on Monday, April 28, 2014. The acquisition is expected to be accretive to CLARCOR’s 2014 earnings, and the business’ results will be included as part of CLARCOR’s Engine/Mobile Filtration segment.

CLARCOR is based in Franklin, Tennessee, and is a diversified marketer and manufacturer of mobile, industrial and environmental filtration products and consumer and industrial packaging products sold in domestic and international markets. Common shares of the Company are traded on the New York Stock Exchange under the symbol CLC.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements made in this press release other than statements of historical fact, are forward-looking statements. These forward-looking statements may include, among other things, statements and assumptions relating to the anticipated economic impact of the acquisition on the Company’s 2014 earnings. The Company believes that its expectations are based on reasonable assumptions. However, these forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the Company’s actual results, performance or achievements, or industry results, to differ materially from the Company’s expectations of future results, performance or achievements expressed or implied by these forward-looking statements. These risks include the failure to realize the economic and strategic benefits of the transaction. In addition, the Company’s past results of operations do not necessarily indicate its future results. The Company’s future results may differ materially from the Company’s past results as a result of various risks and uncertainties, including the risk factors discussed in the “Risk Factors” section of the Company’s 2013 Form 10-K and other risk factors detailed from time to time in the Company’s filings with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements. These statements speak only as of the date of this press release. Except as otherwise required by applicable laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements or the risk factors described in this press release, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release.